License Agreement

TerraSphere Systems, LLC and Biocube Green Grow Systems Corp.,

THIS AGREEMENT made and entered into as of the last date of execution hereinbelow (the "Effective Date") by and between TerraSphere Systems, LLC, of 65 Atlantic Avenue, Boston, MA 02110 (hereinafter "TerraSphere") and Biocube Green Grow Systems Corp., a wholly owned subsidiary of Abattis Bioceuticals Corp., having an address of 355 Burrard Street, Vancouver, BC, Canada, V6C 2G8, (hereinafter "BIOCUBE").

BACKGROUND

WHEREAS, TerraSphere has disclosed certain information about its proprietary system for growing plants in controlled environment agriculture facilities (the "TS CEA Growth System," documented herein on Exhibit A) and the parties have agreed upon certain terms and conditions of a license to be granted to BIOCUBE with respect to the TS CEA Growth System; and

WHEREAS, TerraSphere and BIOCUBE, each having the right to do so, desire to enter into this Agreement, upon the terms and conditions set forth herein;

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

Part 1 - Definitions

1.1 "TS Technology" shall mean all data, technology, know-how, inventions, improvements, discoveries, specifications, training materials, protocols and the like in existence as of the Effective Date relating to the construction, operation and use of the TS CEA Growth System.

1.2 "TS Patent Rights" shall mean the issued patents and pending patent applications listed on Exhibit B to this Agreement, together with any patent applications or issued patents relating to the TS CEA Growth System Technology, including but not limited to TerraSphere Improvements, hereafter filed or issued and any continuation, continuation-in-part or divisional thereof, any patent issuing therefrom and any reissue, reexamination or extension of any such patent.

1.3 "TerraSphere Improvements" shall mean any discovery, insight, understanding, invention, or improvement relating to the TS CEA Growth System made or acquired by TerraSphere.

1.4 "BIOCUBE Improvements" shall mean any discovery, insight, understanding, invention, or improvement relating to the TS CEA Growth System made or acquired by BIOCUBE during the term of this Agreement.

1.5 "Licensed Territory" shall mean non-exclusive, worldwide.

1.6 "Licensed Field" shall mean the use of the TS CEA Growth System for growing Cannabis and/or Marijuana in the Licensed Territory.

1.7 "Licensed Product" shall mean any plant product grown, distributed, offered for sale or sold by BIOCUBE, or its agents or sub-licensees, using TS Technology in the Licensed Field and/or where such growing, distribution, offering to sell or selling, in the absence of a right or license, would infringe TS Patent Rights.

1.8 "Licensed Facility" shall mean any facility constructed in the Licensed Territory for growing Licensed Product where such facility or construction of such facility, in the absence of a right or a license, would infringe TS Patent Rights.

1.9 "Person" means any corporation, partnership (general, limited, limited liability or otherwise), limited liability company, firm, joint venture, individual, trust, unincorporated organization or other entity.

Part 2 - Technology Transfer

2.1 (a) After signing this Agreement, and from time to time thereafter, TerraSphere will disclose to BIOCUBE TS Technology in a manner and depth of detail sufficient to put BIOCUBE in a position to manufacture and/or produce Licensed Products in the Licensed Field in the Licensed Territory.

(b) Representatives of the parties will be permitted to visit the facilities of each party using the TS CEA Growth System provided the parties hereto agree on the scheduling, duration and the number of personnel for each visit.

(c) TerraSphere (and/or TerraSphere's authorized supplier of Licensed Facilities) will provide BIOCUBE with equipment and other items that, in the absence of a right or license, would infringe the TS Patent Rights ("Patented Equipment") in order for BIOCUBE to build and operate one or more Licensed Facilities pursuant to supply and purchase contracts that are separately negotiated in good faith between the parties. In no event, however, shall the purchase price of any Patented Equipment supplied by TerraSphere to BIOCUBE exceed the lowest purchase price paid by a third party for Patented Equipment. TerraSphere will provide BIOCUBE with technical assistance and training in connection with the construction and set-up of Licensed Facilities as requested by BIOCUBE, up to a maximum of 60 man-days per Licensed Facility.

Part 3 - Confidentiality

3.1 (a) For the term of this Agreement and thereafter, disclosures, by either party to the other, designated by the disclosing party as proprietary and/or confidential, made in writing, orally or visually (and subsequently confirmed in writing within ten (10) days of disclosure) and designated as confidential ("Information") shall not be disclosed by the receiving party without the prior written consent of the other party.

(b) The foregoing shall not apply when, after and to the extent the Information disclosed:

(i) becomes generally available to the public through no fault of the receiving party;

(ii) was already known to the receiving party at the time of the disclosure, as evidenced by written records in the possession of the receiving party prior to such time and such information was obtained without breach of this Agreement by the receiving party;

(iii) is subsequently received by the receiving party in good faith from a third party without breaching any confidential obligation between the third party and the disclosing party; or

(iv) is independently developed by the receiving party; or

(v) is required to be disclosed to a third party by law or legal process provided the party so required gives the other party prompt written notice and takes reasonable steps to protect the rights of the other party in the Information to be disclosed.

(c) Upon the expiration or termination of this Agreement for any reason, each party shall destroy all Information of the other party in its possession at the time of expiration or termination and shall promptly confirm same in writing to the other party. Each party, however, may retain one copy of such Information solely for archival purposes.

(d) Any prior agreements relating to the provision of information are replaced and superseded by this Agreement as of the Effective Date and any confidential information previously disclosed by TerraSphere to BIOCUBE thereunder shall be treated as Information under this Agreement.

Part 4 - License Grant

4.1 TerraSphere hereby grants to BIOCUBE, and BIOCUBE accepts, a non-exclusive license to manufacture, have manufactured, produce, have produced, sell, have sold, offer for sale, have offered for sale, import, have imported, export, and/or have exported Licensed Products using Licensed Facilities and/or manufacture, have manufactured, produce, have produced Licensed Facilities, all of which shall occur within the Licensed Field in the Licensed Territory. BIOCUBE may, with the prior written approval of TerraSphere, which approval shall not be unreasonably withheld, and upon submission of any information requested by TerraSphere, grant sub-licenses.

Part 5 - Patents, Improvements, & Infringement

5.1 (a) TerraSphere will promptly disclose TerraSphere Improvements to BIOCUBE, which will become part of TS Technology and/or TS patent Rights, whether or not disclosed to BIOCUBE hereunder, and be licensed hereunder according to Section 4.1.

(b) Should TerraSphere decide to not file a patent application on Terrasphere Improvements, or elect to discontinue prosecution or maintenance of any TS Patent Rights in the Licensed Territory, BIOCUBE, at its option, may assume such responsibility and the costs thereof ("Assumed Patent Rights") through BIOCUBE's counsel of choice.

5.2 (a) BIOCUBE shall promptly disclose BIOCUBE Improvements to TerraSphere. Subject to the license granted to BIOCUBE hereunder, TerraSphere shall have a worldwide, royalty-free, non-exclusive license without the right to sublicense outside the Licensed Field during the term of this Agreement with respect to BIOCUBE Improvements, whether or not disclosed to TerraSphere hereunder.

(b) Should BIOCUBE decide to not file a patent application or discontinue prosecution or maintenance of any patent application or patent covering a BIOCUBE Improvement, BIOCUBE shall advise TerraSphere of same in writing and TerraSphere, at its option, may assume such responsibility and the costs thereof.

5.3 In the event a party to this Agreement acquires information that a third party is infringing one or more TS Patents and/or BIOCUBE Patents, the party acquiring such information shall immediately notify the other party to this AGREEMENT in writing of such infringement.

5.4 In the event of an infringement of TS Patents, TerraSphere shall have the first opportunity, but not the obligation, to bring suit against the infringer. If TerraSphere elects not to bring suit against the infringer, then BIOCUBE shall have the option but not the obligation to bring suit against the infringer, and to join TerraSphere as a party plaintiff in such suit. In the event TerraSphere and/or BIOCUBE exercises its right to sue, it shall have the right to first reimburse itself out of any sums recovered in such suit or in settlement thereof for all costs and expenses of every kind and character, including reasonable attorneys' fees, necessarily involved in the prosecution of any such suit, and if after such reimbursement, any funds shall remain from said recovery, the parties shall divide the remaining funds equally between TerraSphere and BIOCUBE.

5.5 If either party is not fully reimbursed for the costs and expenses of litigation from said recovery, it shall not have the right to recover the unreimbursed costs and expenses from the other party.

5.6 Each party shall always have the right to be represented by counsel of its own selection at its own cost in any suit for infringement of the TS Patents and/or BIOCUBE Patents instituted by the other party.

5.7 Each party agrees to cooperate fully with the other, including, by giving testimony and producing documents lawfully requested in the course of an infringement suit.

Part 6 - Fees and Royalties

6.1 For the license granted to BIOCUBE hereunder and in consideration of the construction and operation of a first Licensed Facility, BIOCUBE shall pay TerraSphere a license fee of One Hundred Thousand US Dollars ($100,000.00) upon execution of this Agreement.

Part 7 - Indemnification, Insurance, Representations & Warranties

7.1 BIOCUBE agrees to defend, indemnify and hold TerraSphere and its agents harmless from any claims, demands, suits or causes of action, including all judgments, damages, and costs (including reasonable attorneys' fees) resulting therefrom, arising out of operating a Licensed Facility for the use, manufacture, sale, storage or advertising of any Licensed Product, provided, however, that BIOCUBE shall not be obligated to indemnify TerraSphere for any claim of third parties that the TS Patent Rights, TS Technology, and/or the TerraSphere Improvements breach the intellectual property rights, contractual rights, and/or personal causes of action of that third party.

7.2 Prior to selling Licensed Product, BIOCUBE shall obtain and maintain thereafter a comprehensive general liability insurance policy (to include advertisers liability and product liability) written by a reputable insurer or insurers and shall list TerraSphere as an additional named insured thereunder and shall require thirty (30) days written notice to be given to TerraSphere prior to any cancellation or material change thereof. The limits of such insurance shall not be less than One Million US Dollars ($1,000,000.00) per occurrence for personal injury and property damage. BIOCUBE shall provide TerraSphere with certificates of insurance evidencing the same.

7.3 BIOCUBE hereby represents and warrants to TerraSphere that it is a corporation duly organized, validly existing and in good standing under the laws of the province of British Columbia, Canada. BIOCUBE has been granted all requisite power and authority to carry on its business and to own and operate its properties and assets.

7.4 TerraSphere hereby represents and warrants to BIOCUBE that it is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. TerraSphere has been granted all requisite power and authority to carry on its business and to own and operate its properties and assets.

TerraSphere also hereby represents and warrants that it has the full right and authority to grant the License herein to BIOCUBE.

7.5 TerraSphere hereby represents and warrants to BIOCUBE that it owns all right, title and interest in and to, including good and indefeasible title and the full right to use, all TS Patent Rights and/or TS Technology, free and clear of any lien or encumbrance.

7.6 TerraSphere, to the best of its knowledge and belief, after due inquiry, prior to and during the pendency of TerraSphere's ownership sought protection on and subsequently maintained the TS Patent Rights and represents and warrants they exist and are active and have not been held to be invalid or unenforceable, in whole or in part.

7.7 To the extent the TS Patent Rights consist of pending patent applications, to the best of TerraSphere's knowledge and belief, after due inquiry, the applications have been filed and diligently prosecuted by TerraSphere as of Effective Date.

7.8 There are no legal claims, judgments or settlements against or owed by TerraSphere, or, to the knowledge of TerraSphere, pending or threatened legal claims or litigation, in each case relating to the TS Patent Rights as of the Effective Date that have not been disclosed to BIOCUBE and listed specifically on Exhibit C.

7.9 To TerraSphere's knowledge, the TS Patent Rights do not violate the proprietary rights of any third party.

7.10 Other than the representations and warranties set forth in Sections 7.3 to 7.9, no Party has made any other representations or warranties to the other Party in connection with this Agreement.

Part 8 - Term and Early Termination

8.1 Unless sooner terminated as herein provided, this Agreement shall continue in full force and effect commencing upon the Effective Date and continuing until fifteen (15) years thereafter, or until the expiration of the last-to-expire patent in TS Patent Rights, whichever shall later occur.

8.2 (a) Either party may terminate this Agreement and the license herein granted upon the other party's breach of any of the terms herein contained and upon sixty (60) days written notice by the non-breaching party; provided that, if during said sixty (60) days, the party so notified cures the breach complained of, then this Agreement shall continue in full force and effect.

(b) If, within 365-days of the Effective Date of this Agreement, BIOCUBE and TerraSphere have been unable to close on a public offering, either party may terminate this Agreement and any right or license herein granted to sublicense and/or manufacture facilities. The time period within which the parties shall close on said public offering may be extended upon the written agreement of both parties.

(i) Provided that the termination provisions set forth in Section 8.2(b) shall not apply in the event that TerraSphere is unable to obtain waiver of India Globalization Capital, Inc.'s ("IGC") option to acquire One Hundred Percent (100%) ownership of TerraSphere according to Section 4.2 of an Investment Agreement (a copy of which is attached hereto as Exhibit D) entered into and effective as of June 27, 2014 by and between TerraSphere and IGC. In the event that such waiver from IGC cannot be obtained by TerraSphere, this License Agreement shall continue in full force and effect until terminated by either party according to the provisions of Section 8 with the exception of Section 8.2(b).

(ii) Further provided that the termination provisions set forth in Section 8 shall not have any effect to encumber BIOCUBE's ability to fully operate any Licensed Facilities using Patented Equipment to produce Licensed Product where such Licensed Facilities have been constructed and/or placed into operation prior to termination of this Agreement.

(c) If breach occurs because of nonpayment of fees or royalties required under Part 6 hereof, this Agreement shall automatically terminate, without notice, ninety (90) days thereafter, unless payment in full plus a two percent (2%) late payment charge is received by TerraSphere in the interim.

(d) In the event that further lawful performance of this Agreement or any part hereof by either party shall be rendered impossible by or as a consequence of any law, regulation, order, rule, direction, priority, seizure, allocation, requisition, or any other official action by any department, bureau, board, administration or other instrumentality or agency or any government or political subdivision thereof having jurisdiction over such party, such party shall not be considered in default hereunder by reason of any failure to perform occasioned thereby.

Part 9 - Obligations Upon Expiration or Termination

9.1 Upon expiration or termination of this Agreement, in the event of an infringement of TS Patents and/or BIOCUBE Patents by a third party, Section 5 shall continue to apply.

9.2 Upon expiration or termination of this Agreement, nothing in this Agreement shall be construed to grant an implied license from one party to the other party.

9.3 Termination or expiration of this Agreement shall not relieve the parties of any obligation incurred prior to such termination or expiration.

9.4 Parts 1, 3, 5.1, 5.3, 5.4, 5.5, 5.6, 7, 8.2(b)(ii), and 10 shall survive and remain in full force and effect after any termination of this Agreement.

Part 10 - General Provisions

10.1 Except as required by law, BIOCUBE shall not originate any publicity, news release, or other public announcement, written or oral, whether to the public press, to stockholders, or otherwise, relating to this Agreement or to any amendment thereto or to performance hereunder or the existence of an arrangement between the parties without the prior written approval of TerraSphere which such approval will not be unreasonably withheld. Neither party shall use the name of the other in any advertising, packaging or other promotional material in connection with the sale of Licensed Product. Neither party shall adopt or use any mark, logo, insignia or design that is, or is likely to be, confusingly similar to or could cause deception or mistake with respect to any name or logo owned or claimed by the other party.

10.2 Neither party shall unreasonably withhold its consent or agreement when such consent or agreement is required hereunder or is requested in good faith by the other party hereunder.

10.3 This Agreement is unassignable by either party, except with the prior written consent of the other which shall not be unreasonably withheld and except that it may be assigned without consent to a corporate successor of BIOCUBE or TerraSphere or to a person or corporation acquiring all or substantially all of the business and assets of BIOCUBE or TerraSphere.

10.4 All notices to be given by each party to the other shall be made in writing and confirmed by Registered or Certified Mail, return receipt requested, and addressed, respectively, to the parties at the following:
To TerraSphere Systems, LLC	To Biocube Green Grow Systems Corp.
7A Commercial Wharf West	355 Burrard Street
Boston, MA 02110 USA	Vancouver, BC, Canada, V6C 2G8

Attn: William A. Gildea	Attn: Michael Withrow

Any notice shall be effective as of its date of receipt.

10.5 (a) This Agreement constitutes the entire agreement between the parties and supersedes all written or oral prior agreements or understandings. No variation or modification of the terms or provisions of this Agreement shall be valid unless in writing and signed by the parties hereto.

(b) No right or license is granted by TerraSphere under this Agreement to BIOCUBE, or by BIOCUBE to TerraSphere, either expressly or by implication, except those specifically set forth herein.

(c) Waiver by BIOCUBE or TerraSphere of any single default or breach or succession of defaults or breaches by the other shall not deprive TerraSphere or BIOCUBE of any right to terminate this Agreement arising out of any subsequent default or breach.

(d) This Agreement and the rights of the Parties hereunder shall be interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law rules. The parties hereto consent to the exclusive jurisdiction of the Federal and State courts of Delaware in connection with any dispute relating to or arising under this Patent License Agreement. Each of the parties hereto irrevocably waives its right of trial by jury in any legal proceeding arising out of or related to this Agreement.

10.6 For purposes of this Agreement, BIOCUBE is to be considered at all times an independent contractor and neither it nor any of its employees, agents or distributors are considered to be employees of TerraSphere for any purpose. No agency, partnership or joint venture is created or intended by this Agreement.

10.7 It is not the intent of the parties to create a partnership or joint venture or to assume partnership responsibility or liability. The obligations of the parties shall be limited to those set out herein and such obligations shall be several and not joint.

10.8 In carrying out this Agreement the parties shall comply with all local, state, provincial, and federal laws and regulations.

10.9 The captions herein are solely for convenience of reference and shall not affect the construction or interpretation of this Agreement.

10.10 This Agreement shall inure to the benefit of and shall be binding upon all of the Parties and their respective heirs, successors and assigns. No provisions of this Agreement are intended to or shall be construed to grant or confer any right to enforce this Agreement or any remedy for breach of this Agreement to or upon any person other than the parties hereto.

10.11 Each of the parties hereto agree that irreparable harm would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the licensor and the licensee will be entitled to specific performance of the terms hereof in addition to any other remedy at law or equity.

10.12 When from the context it appears appropriate, each term stated either in the singular or the plural shall include the singular and the plural and pronouns stated either in the masculine, the feminine or the neuter shall include the masculine, the feminine and the neuter shall include the masculine, the feminine and the neuter. The Background section is incorporated into this Agreement by reference. Furthermore, this Agreement has been mutually negotiated by the parties hereto and represents their voluntary agreement. No presumption of interpretation shall be imposed against any party in the construction of this Agreement. If a party hereunder has a right to make a decision in its sole discretion, such discretion will be interpreted to mean such decision may be made without any applicable reasonableness standard unless otherwise explicitly stated to the contrary.

10.13 This AGREEMENT may be executed in counterparts, each of which shall constitute an original and all of which shall be deemed one and the same instrument. Facsimile or PDF signatures shall serve as original signatures.

IN WITNESS WHEREOF, TerraSphere and BIOCUBE have caused this Agreement to be executed in duplicate by their respective duly authorized officers.
TerraSphere Systems, LLC		BIOCUBE

/s/ William A. Gildea
By:	William A. Gildea	By:
	Managing Member		Printed Name

July 27, 2014
Title

Signature

Date

EXHIBIT A

Description of TerraSphere System

Description of TerraSphere's Technology

TerraSphere's technology is patented in the United States and Canada, as summarized below.

The technology can be deployed in an easy and cost-effective manner in any location to grow cost-competitive, safe, and pollutant-free crops.

TerraSphere's systems are automated, software driven and sensitive to environmental concerns. All plants are grown in a peat composite on vertically stacked trays. The trays are exposed to precise amounts of light supplied by a low energy, high efficiency source that is adjustable to accommodate a larger cultivar. A water injection system that measures and recycles the precise amount needed to raise the plants from seedling to maturity further reduces TerraSphere's environmental impact by reducing its demand on the municipality in which it is located. Moreover, the plants are grown and harvested in a climate controlled environment, which virtually eliminates waste due to degradation during and after the harvesting process. TerraSphere's CEA technology provides complete control of the internal environment, unlike a traditional field farm, which maximizes production and results in an extended shelf life. The most important advantage is its ability to generate significantly larger yields per square foot of floor space.

The following is a brief overview of how the system works:
Flat Trays: The trays are 46'' wide x 104'' long and house 16 smaller 10'' x 20'' trays for easy loading and unloading. The plastic trays, which rest on an aluminum frames, can be adjusted in height to accommodate any type of plant. The fertilizer is fed at one end and drained at the other by gravity to ensure that each plant receives the proper nutrition for maximum growth. A UV protected food grade ABS material is used for its light-weight and cost savings.

Facilities: Depending on the ceiling height of the building, a typical facility may have six rows of four collapsible frames with twenty tiers and 32 trays per tier, for a total of 640 trays per machine. This configuration would generate a total growing surface of approximately 28,800 square feet in a 3,500 square foot growing room. Such a facility would require an 8,580 square foot building (1,000 square feet for office space, 1,000 square feet for cold storage, 500 square feet for seeding and germination areas, 1,500 square feet for storage and cleaning and 500 square feet for fertilizer tanks). TerraSphere can design any size facility depending on what and how much a customer wants to grow.

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Superior Vertical Farming Technology

Present technologies for shouldering the growing season are limited to hydroponics and greenhouses. TerraSphere's technology encompasses both, but with a vertical component that increases production per square foot up to ten times over field farming, yielding up to 20,000 plants per 120 square feet. These production quantities enable TerraSphere to meet market demands for institutions and mainstream grocery stores with large procurement needs.

The contained nature of TerraSphere's system provides long-term and sustainable advantages, year-round crop production, technology-driven cost controls, controllable food safety and zero environmental variability.

Controlled environment indoor agriculture optimizes yields by eliminating confounding external variables: Drought, Floods, Pests, Plant Disease, and Spoilage.

The plants are watered by a high-pressure system, which ensures an even distribution of water and nutrients.

Farming in a controlled environment results in crops that are strong, compact, and show even growth.

The technology can be used to grow a variety of crops such as lettuce, tree seedlings, and medicinal herbs.

Since vertical farming does not rely on sunlight, the system uses no inefficient glass or plastic structures, reducing high-energy consumption.

The absence of sunlight in the system limits the incubation of mold, bacteria or insect larva, further reducing any reliance on pesticides. TerraSphere's product is clean from the moment of inception to the point of consumption.

Because plants can be divided into long-day and short-day, TerraSphere is able to control the amount of light needed for optimal growth.

TerraSphere's ability to set up farms anywhere allows for flexible future growth, including the use of redundant urban or rural buildings. Dr. Dickson Despommier, Department of Environmental Health Sciences Mailman School of Public Health, Columbia University, suggests that 80% of our populations by 2050 will be clustered in urban centers.

According to a Streamlined Lifecycle Assessment contracted by TerraSphere, production values were far superior to field farming methodologies, resulting in the lowest carbon footprint of similar products in the marketplace.

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The shelf-life of TerraSphere produce far exceeds that of field farm produce. In fact, tests show that TerraSphere spinach lasts over 26 days versus the average seven to ten days for field spinach.

Unlike field farms or greenhouses reliant on available sun, TerraSphere facilities are not affected by severe weather fluctuations, allowing for consistent production of cultivars.

A large amount of food is wasted either by degradation or disposal. TerraSphere's ability to control waste from degradation will greatly impact food security, which is linked to many chronic diseases.

Technological Advantage

TerraSphere and Philips, the renowned international lighting company, have formed a partnership to provide Philips GreenPower LED Lighting to TerraSphere facilities.

The majority of companies operating in the urban farming industry rely on artificial lighting as a method to produce crops. Philips GreenPower LED technology is more cost effective and energy efficient than other alternatives available in the market. It stimulates plant growth and results in higher productivity; the plants grow faster and the overall production cycle is reduced.

Proprietary Technology

The Company's proprietary CEA technology is patented as summarized below.

- Based on The First Three-Generation Technology

- U.S. Patent 7,415,796

- U.S. Patent 7,533,493

- U.S. Patent 7,559,173

- Based on 4th Generation Technology

- U.S. Patent 7,818,917B2

- U.S. Patent 7,984,586B2

- Date: Jul. 26, 2011 (Continuation of U.S. Patent 7,818,917B2)

- U.S. Provisional S.N. 61/344,673

- Filed: September 9, 2010

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- VERTICAL METHOD AND APPARATUS FOR GROWING PLANTS

- Status: Expired

- U.S. S.N. 13/137,564

- Filed: Aug. 26, 2011

- Based On Prov. 61/344,673 - Filed: Sept. 9, 2010

- Status: Pending - PTO Response Due Aug. 15, 2014

The Company's patent and intellectual property attorney, Jack E. Lynch, has over 40 years experience practicing intellectual property law, including patent procurement, patent licensing and patent and trademark litigation. Professor Lynch was a founding partner of Felfe & Lynch, which merged with Fulbright & Jaworski LLP, a major Washington, DC law firm, in 1998. Professor Lynch is an adjunct professor of law at Georgetown University Law Center (since 1997) and at the University of San Francisco, School of Law. He received a B.S. from Fordham University and a J.D. from Georgetown University Law Center.

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EXHIBIT B

List of Current and Updated TS Patents as of Date of Execution

A. LIST OF US/FOREIGN COUNTERPART APPLICATIONS FOR TERRASPHERE

BASED ON THE FIRST THREE-GENERATION TECHNOLOGY
	U.S.		FOREIGN

1.	U.S. PATENT 7,415,796		CANADIAN S.N. 2,499,512 - FILED: MARCH 7, 2005
	(OUR CASE: US 1425/05)		STATUS: ABANDONED
	STATUS: PENDING		(OUR CASE: CA 1426/05(CA))

2.	U.S. PATENT 7,533,493	A.	CANADIAN S.N. 2,599,694 - FILED: MARCH 7, 2006
	(OUR CASE: US 1487/07 - 1ST CIP)		STATUS: ABANDONED
STATUS: PENDING
		B.	EUROPEAN S.N. 06737160.9
STATUS: ABANDONED
(OUR CASE: PCT 1495/07(EP))

		C.	CHINESE S.N. 200680006821.X
STATUS: ABANDONED
(OUR CASE: PCT 1497/07(CN))

		D.	HONG KONG S.N. 08105948.4
STATUS: ABANDONED
(OUR CASE: PCT 1511/08 (HK))

		E.	JAPANESE S.N. 2008-500809
STATUS: ABANDONED
(OUR CASE: PCT 1496/07 (JP))

1

A. LIST OF US/FOREIGN COUNTERPART APPLICATIONS FOR TERRASPHERE

BASED ON THE FIRST THREE-GENERATION TECHNOLOGY (CONTD.)

	U.S.	FOREIGN

3.	U.S. PATENT 7,559,173	INTERNATIONAL APP. PCT/US2008/006416 -
	(OUR CASE: US 1487A/07 - 2ND CIP)	FILED: MAY 20, 2008
	STATUS: PENDING	STATUS: ABANDONED
(OUR CASE: PCT 1510/08)

B. LIST OF US/FOREIGN COUNTERPART APPLICATIONS FOR TERRASPHERE

BASED ON 4TH GENERATION TECHNOLOGY

	U.S.		FOREIGN

1.	U.S. PATENT 7,818,917B2	A.	CANADIAN S.N. 2,659,658 - FILED: MARCH 23, 2009
	(OUR CASE: US 1523/09)		STATUS: ABANDONED
	STATUS: PENDING		(OUR CASE: US 1524/09(CA))

		B.	INTERNATIONAL APP. PCT/US2010/000704 -
FILED: MARCH 9, 2010
STATUS: ABANDONED
(OUR CASE: PCT 1545/10)

2

B. LIST OF US/FOREIGN COUNTERPART APPLICATIONS FOR TERRASPHERE

BASED ON 4TH GENERATION TECHNOLOGY (CONTD.)
U.S.

2.	U.S. PATENT 7,984,586
(CONTINUATION OF U.S. PATENT 7,818,917B2)
(OUR CASE: US 1523A/10)
STATUS: PENDING (1ST MAINTENANCE FEE DUE WINDOW - JULY 26, 2014 - JAN. 26, 2015)

C. OTHER

1.	U.S. PROVISIONAL S.N. 61/344,673 - FILED: SEPTEMBER 9, 2010
VERTICAL METHOD AND APPARATUS FOR GROWING PLANTS
(OUR CASE: US 1554/10PROV.)
STATUS: EXPIRED

2.	U.S. S.N. 13/137,564 - FILED: AUG. 26, 2011	A.	INTERNATIONAL APP. PCT/US2011/001507
	(BASED ON PROV. 61/344,673 - FILED: SEPT. 9, 2010)		FILED: AUGUST 26, 2011
	(OUR CASE: US 1571/11)		STATUS: ABANDONED
	STATUS: PENDING - PTO RESPONSE DUE AUG. 15, 2014		(OUR CASE: PCT 1572/11)

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EXHIBIT C

Listing of litigation, threatened litigation, etc.

Listing of litigation, threatened litigation, etc.

1. Mastronardi Produce Limited, Plaintiff, v. TerraSphere Systems LLC, et al., Defendant

Filed in the United States District Court for the Eastern District of Michigan

Case No. 2:11-cv-13696-PDB-PJK

EXHIBIT D

IGC Agreement

AGREEMENT BETWEEN IGC, GLPRI AND

GREENLIFE VENTURES

This Agreement is entered into as of this 19th day of June, 2014 by and between India Globalization Capital, Inc., a Maryland company with an office at 4336 Montgomery Avenue, Bethesda, MD 20814 ("IGC"), Greenlife Ventures, Inc., a Maryland company with an office at 4520 East West Highway, Suite 615, Bethesda, MD 20814 ("GLV") and GoLocalProduceRI, LLC, a Rhode Island domestic limited liability company having an office at 1565 Douglas Avenue, North Providence, RI 02904 ("GLPRI") (together, the "Parties").

WHEREAS, GLPRI is to use proprietary vertical farming technologies to grow pesticide-free produce in the geographic area of the State of Rhode Island and Providence Plantations (the "GLPRI Facility", "Facility"); and

WHEREAS, GLV is an affordable housing developer in Maryland that desires to bring indoor farming technology to housing projects; and

WHEREAS, IGC is a company listed on the NYSE MKT that has expressed an interest in developing indoor farming technologies and facilities; and

WHEREAS, GLPRI has obtained a property within Rhode Island that is suitable for the location and operation of the GLPRI Facility; and

WHEREAS, GLPRI has obtained an initial commitment for guarantees of bank loans from the State of Rhode Island and Providence Plantations related to the construction of the GLPRI Facility; and

WHEREAS, IGC, GLV and GLPRI have discussed investment by IGC and GLV into GLPRI for the purpose of building and operating the GLPRI Facility; and

WHEREAS, The Parties have negotiated an investment as shown in Exhibit A to be made by cash payment upon execution of this Agreement; and

WHEREAS, the Parties desire to jointly finance and own the GLPRI Facility to be located in Rhode Island; and

WHEREAS, the total cost of construction of the Facility is estimated to be as shown in Exhibit B; and

WHEREAS, for the first 18 months of earnings the percentage ownership in the Facility will be 69% (sixty-nine percent) for IGC, 3% (three percent) for GLV, 18% (eighteen percent) for GLPRI and a total of 10% (ten percent) for the local partners Bill Stamp and Mark DePasquale. For all subsequent years the percentage ownership in the Facility will be 51% (fifty-one percent) for IGC, 3% (three percent) for GLV, 36% (thirty-six percent) for GLPRI and 10% (ten percent) for the local partners Bill Stamp and Mark DePasquale.

NOW THEREFORE, the Parties agree as follows:
1.	Investment. IGC and GLV will be admitted as Members of GLPRI with the rights set out in this Agreement upon the investment as per Exhibit A. The funds invested in GLPRI shall be used for GLPRI purposes and not for other purposes.

As consideration for the funds that are invested IGC shall receive the following:

i.	for the first 18 months of earnings the percentage ownership in the Facility will be 69% (sixty-nine percent) for IGC, and 3% (three percent) for GLV, and

ii.	for all subsequent years the percentage ownership in the Facility will be 51% (fifty-one percent) for IGC, 3% (three percent) for GLV.

2.	Operating Agreement. Within 10 calendar days of the funding, GLPRI shall cause its Operating Agreement to be amended to provide for the admission of IGC and GLV as Members of GLPRI. GLPRI will further amend the operating agreement to reflect IGC's rights under Clause 7 Accounting and Finance and Exhibit C.

3.	Financing. GLPRI shall close the necessary financing contemplated hereunder.

4.	Additional Expenses. The Parties will bear their own expenses with respect to the transaction discussed in this Agreement.

5.	Timing. The Parties hereto agree to use best efforts to complete those actions set forth in this Agreement in form and substance satisfactory to each of them, embodying the provisions set forth in this Agreement and such other terms and conditions as are mutually agreed upon, and with representations, warranties, affirmative and negative covenants, indemnification, conditions precedent, terms and conditions customarily set forth in agreements regarding a transaction of this nature. The obligation to complete such actions is subject to:

a.	Completion of due diligence investigation, with findings satisfactory to IGC in its sole judgment;

b.	The absence of any material adverse change in the assets, operations or condition (financial or otherwise) of GLPRI.

6.	Financing Contingency. This obligation of GLPRI to proceed with the construction of the Facility is subject to financing.

7.	Accounting and Finance. IGC shall have the rights as set out in Exhibit C. Such rights shall be incorporated into the Operating Agreement of GLPRI.

8.	Confidentiality. Subject to any disclosure required by law, the Parties agree to keep this Agreement and the matters covered in it confidential among its officers, directors, financial advisors, counsel, accountants, financing sources and their representatives. IGC may disclose any and all information about GLPRI including the contents of the Agreement and the Agreement, partially or in full, privately or publically at its sole discretion.

9.	Amendments. To be effective, any amendment to the terms and conditions of this Agreement must be mutually agreed upon by the Parties in writing.

10.	Notice. Any notice to be given under this Agreement must be made in writing and is deemed to have been received after the date it is sent (a) on the fifth business day when sent by regular mail, (b) on the third business day when sent by registered mail, (c) on the second business day when sent by courier, and (d) on the same day when sent by fax providing proof of transmittal is provided.

11.	Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed as original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of any party to this Agreement shall constitute a valid and binding execution and delivery of this Agreement by any such party. Such facsimile copies constitute enforceable original documents.

12.	No Conflict. The Parties represent and warrant that neither they nor any of their affiliates are a party to and/or bound by any agreement which conflicts with this Agreement.

13.	Successors and Assigns. Except as specifically provided herein, nothing in this Agreement is intended or shall be construed to confer upon any person or entity other than the parties hereto and their respective successors or assigns, any rights or remedies under or by reason of this Agreement.

14.

Applicable Law. The laws of the State of Rhode Island and Providence Plantations will govern this Agreement without regard to conflicts of laws principles. Any dispute under this Agreement shall be submitted to the exclusive jurisdiction of the Rhode Island State and Federal Courts located in Providence, Rhode Island.

By execution of this Agreement, the undersigned indicates acceptance of the terms and conditions contained herein.

EXHIBIT A:

The investment amount is One Hundred and Fifty Thousand Dollars ($150,000).

EXHIBIT B:

The total cost of the facility is estimated to be no greater than Two Million Eight hundred Thousand Dollars ($2,800,000).

EXHIBIT C:

Clause 7 of Agreement: Accounting and Finance.

a.	IGC shall have the right to nominate and GLPRI shall cause IGC's nominee to become a signatory on all bank accounts of GLPRI with full rights and privileges.

b.	GLPRI will provide monthly financial statements by the 10th of each month, quarterly statements for the quarter ending March 31st by April 10th, for the quarter ending June 30th by July 10th, for the quarter ending September 30th by October 10th, and for the quarter ending December 30th by January 10th.

c.	GLPRI will pick a fiscal year end of March 31.

d.	GLPRI shall provide annual audited USGAAP financial statements within 45 days of the fiscal year-end.

e.	GLPRI shall allow IGC, IGC's consultants and IGC's auditors access to all books and records and to GLPRI's auditors, if requested by IGC. Such request shall be met in a timely fashion and no later than 3 business days following the request by IGC.

f.	IGC shall have the right to appoint, remove and or replace at IGC's sole discretion, with or with out cause, the head of accounting and finance of GLPRI as well as the accounting and finance staff of GLPRI. Such employees and or contractors, including the head of accounting and finance, shall be "at will" and not be subject to any long-term contracts.

Signature Page to Follow

India Globalization Capital, Inc.		GoLocalProduceRI, LLC

By:	/s/ Ram Mukunda	By:	/s/ Erin P. Carroll
Name:	Ram Mukunda	Name:	Erin P. Carroll
Title:	CEO, IGC	Title:	Managing Member

Greenlife Ventures, Inc.

By:	/s/ Richard H. Edson
Name:	Richard H. Edson
Title:	President